Exhibit 99.1

STOCK PURCHASE AGREEMENT

Stock Purchase Agreement, dated as of _____________, 2014 (this “Agreement”), by and between Internet Patents Corporation, a Delaware corporation (“IPC” or the “Acquiror”) and _____________ (the “Seller”). The parties hereby agree as follows:

1.     Simultaneously with the execution and delivery of this Agreement, the Acquiror irrevocably purchases from Seller and Seller irrevocably sells to the Acquiror (subject to receipt of the payment provided herein) ________ shares of common stock, par value $0.001 per share (“Shares”), of the Acquiror free and clear of all Encumbrances at $3.00 per Share in cash for aggregate cash consideration of $____________. The Acquiror and Seller shall cause such transaction to settle no later than December 1, 2014 (“Settlement Date”). Seller shall deliver such Shares as directed by the Acquiror (via DTC book entry transfer, by delivering stock certificates or through a combination of the foregoing) immediately following confirmation of receipt of a wire transfer, to the accounts set forth on Schedule 1, of the purchase price set forth above.

2.     Each party shall execute such other documents and take such other actions as are reasonably requested by another party hereto to carry out the provisions hereof and the transactions contemplated hereby. Each party acknowledges that the other party may be obligated to disclose and file a copy of this Agreement pursuant to U.S. securities laws and agrees that nothing in this Agreement shall restrict the parties’ ability to make such disclosures or filings.

3.     Seller hereby represents and warrants to the Acquiror that:

(a)     Seller has conducted its own investigation with respect to the Shares, acknowledges that the other party may be in possession of material, nonpublic information regarding IPC and agrees that the other party shall have no obligation to disclose such information to Seller. Seller acknowledges and represents that it (i) has extensive knowledge of the Acquiror, the industry in which the Acquiror operates, and Prism Technologies, LLC (“Prism”), or has access to such information through sources other than Acquiror, (ii) has carefully reviewed and discussed with its legal counsel and financial advisor the information, including the merger agreement, filed by the Acquiror with the U.S. Securities and Exchange Commission on November 12, 2014 on Form 8-K (the “Form 8-K”), (iii) understands the stock price of the Acquiror may increase or decrease as a result of the transactions disclosed on the Form 8-K or for other reasons, including due to the disclosure of material nonpublic information regarding the Acquiror or Prism, (iv) has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect its interests in connection with the transactions contemplated herein and has consulted, to the extent it deems necessary, with its tax, legal, accounting and financial advisors, and (v) is not relying on any representation or warranty other than the representations and warranties contained herein.

(b)     Seller has the full right, power and authority to enter into and perform its obligations under this Agreement. All action on the part of Seller necessary for the execution of this Agreement and the performance of Seller’s obligations hereunder has been taken or will be taken prior to the Settlement Date. This Agreement constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

(c)     Seller has good, valid and marketable title to all of the Shares, free and clear of any and all Encumbrances. Seller has the sole right to dispose or direct the disposition of the Shares. “Encumbrance” shall mean any security interest, claim, pledge, lien, charge, voting agreement, proxy, mortgage, conditional sale agreement, title retention agreement, option, adverse claim of ownership or use, any restriction on ownership, use, voting or transfer, or any other encumbrance of any kind, character or description whatsoever.

(d)     Seller is not as of the date hereof, and will not become, a party to any agreement, arrangement or understanding with any Person which could result in the Acquiror having any obligation or liability for any brokerage fees, commissions, underwriting discounts or other similar fees or expenses relating to the transactions contemplated by this Agreement. “Person” shall mean any individual, corporation, company, association, partnership, limited liability company, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

(e)     The Shares, together with the shares sold to IPC by other affiliates of Seller and the shares sold to Dennis Chookaszian by Seller, in each case on or about the date hereof, represent one hundred percent (100%) of the direct or indirect equity or other ownership interest in IPC held by Seller and its affiliates.

4.     The Acquiror hereby represents and warrants to Seller that:

(a)     The Acquiror has the full right, power and authority to enter into and perform its obligations under this Agreement. All action on the part of the Acquiror necessary for the execution of this Agreement and the performance of its obligations hereunder has been taken or will be taken prior to the Settlement Date. This Agreement constitutes the valid and binding obligation of the Acquiror, enforceable against the Acquiror in accordance with its terms.

(b)     The Acquiror is not as of the date hereof, and will not become, a party to any agreement, arrangement or understanding with any Person which could result in Seller having any obligation or liability for any brokerage fees, commissions, underwriting discounts or other similar fees or expenses relating to the transactions contemplated by this Agreement.

5.      Seller covenants and agrees that it and its affiliates will refrain from directly or indirectly disparaging, impugning or taking any action reasonably likely to damage the reputation of IPC or Prism or of any of the directors, officers, employees or affiliates of IPC or Prism.

6.     Seller covenants and agrees that neither it nor any of its affiliates will, directly or indirectly, after the date hereof:

(i) make, participate in or encourage any “solicitation” (as such term is used in the proxy rules of the Securities and Exchange Commission (the “SEC”)) of proxies with respect to the election or removal of directors or any other matter or proposal or seek to advise, encourage or influence any Person with respect to the voting of any shares of IPC;

(ii) initiate, propose or otherwise “solicit” (as such term is used in the proxy rules of the SEC), directly or indirectly, IPC stockholders for the approval of shareholder proposals, whether made pursuant to Rule 14a-4 or Rule 14a-8 under the Exchange Act, or otherwise, or cause or encourage any Person to initiate any such shareholder proposal;

(iii) seek, alone or in concert with others, election or appointment to, or representation on, or nominate or propose the nomination of any candidate to IPC’s Board of Directors, or seek, alone or in concert with others, the removal of any member of IPC’s Board of Directors;

(iv) acquire a direct or indirect ownership interest in any of IPC’s securities or in any instrument convertible into an ownership interest in IPC;

(v) act alone or in concert with others to (i) control or seek to control, or influence or seek to influence, the management, IPC’s Board of Directors or the policies of IPC, (ii) make any public statement critical of IPC, its directors or management, or (iii) seek, propose, or make any statement with respect to any merger, consolidation, business combination, tender or exchange offer, sale or purchase of assets, sale or purchase of securities, dissolution, liquidation, restructuring, recapitalization or similar transactions involving IPC or its subsidiaries;

(vi) have any discussions or communications, or enter into any arrangements, understanding or agreements (whether written or oral), with, or advise, finance, assist or encourage, any other Person in connection with any of the foregoing, or make any investment in or enter into any arrangement or understanding or form a “group” with any other Person that engages, or offers or proposes to engage, in any of the foregoing;

(vii)     make or disclose any statement regarding any intent, purpose, plan or proposal with respect to IPC’s Board of Directors, IPC, its management, policies, affairs or assets, or this Agreement that is inconsistent with the provisions of this Agreement, including, without limitation, any intent, purpose, plan or proposal that is conditioned on, or would require the waiver, amendment, nullification or invalidation of, any provision of this Agreement, or take any action that could require IPC to make any public disclosure relating to any such intent, purpose, plan, proposal or condition;

(viii)     take or seek to take, or cause or seek to cause or solicit others to take, directly or indirectly, any action inconsistent with any of the foregoing; or

(ix)     request that IPC or IPC’s Board of Directors or any of their respective representatives amend or waive any provision of this Section 6 (including this sentence) or take any of the actions prohibited by this Section 6.

7.     Seller, on Seller’s own behalf and on behalf of all of Seller’s respective legal predecessors, successors, grantees, agents, and assigns, does hereby fully and forever release, discharge, and absolve Acquiror, Acquiror’s affiliates, and each of Acquiror’s and Acquiror’s affiliates’ past, present, and future predecessors, successors, assigns, transferees, grantees, subsidiaries, parents, and related entities, and any and all of these persons’ and/or entities’ past, present, and future officers, directors, employees, attorneys, agents, and insurers (collectively, the “IPC Released Parties”), from, of, and for any and all claims, demands, damages, disputes, promises, agreements, liabilities, losses, or causes of action of any kind whatsoever, whether known or unknown, whether in tort, contract, or in any legal theory, at law or in equity, based on federal, state, local, statutory, regulatory, administrative, or common law, or on any other law, rule or regulation, which Seller now has, has ever had, or may have in the future based upon, arising out of, concerning, relating to, or resulting from any act, omission, transaction, claim, or for any reason or cause whatsoever, occurring or existing at any time in the past up to and including the date Seller has signed this Agreement. Seller understands, acknowledges, and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for abatement of or injunction against any action, suit, or other proceeding which may be instituted, prosecuted, or attempted in breach of the provisions of such release.

8.     Seller acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to any or all controversies, disputes, claims, demands, or causes of action described above and agrees that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts. With the advice of counsel, Seller has read and understood the following language contained in Section 1542 of the California Civil Code:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Having reviewed this provision, and with the advice of counsel, upon the execution of this Agreement, and in consideration for the promises set forth in this Agreement, and for other good and valuable consideration received, the receipt, adequacy, and sufficiency of which is hereby acknowledged by Seller and Acquiror, Seller voluntarily waives and relinquishes any and all rights or benefits Seller may have under Section 1542 of the California Civil Code, or under any law of any state or territory of the United States, or principle of common law, that is similar, comparable, or equivalent in effect to California Civil Code Section 1542, and fully releases the IPC Released Parties from any and all unknown claims of any kind whatsoever occurring or existing at any time in the past up to and including the date of this Agreement, except for the obligations expressly created or reserved by this Agreement. Seller acknowledges, and shall be deemed to have acknowledged, that the foregoing waiver was separately bargained for and a key element of the Agreement of which this release is a part.

9.     Upon the execution of this Agreement, and in consideration for the promises set forth in this Agreement, and for other good and valuable consideration received, the receipt, adequacy, and sufficiency of which is hereby acknowledged by Seller and Acquiror, and to the extent permitted by law, at no time subsequent to the execution of this Agreement will Seller file, maintain, or execute upon, or cause or permit the filing or maintenance or execution upon, in any state, federal or foreign court, or before any local, state, federal, or foreign administrative or regulatory agency, or any other tribunal, any judgment, charge, claim, or action of any kind, nature, and character whatsoever, known or unknown, which Seller released under Sections 7 and 8, above. Seller also warrants that neither Seller, nor anyone acting on Seller’s behalf, has filed any claim, charge, or action against any of IPC Released Parties based in whole or in part on any matter covered by Section 7, above. Seller also agrees not to file or maintain against the IPC Released Parties any judgment, charge, claim, or action of any kind in a representative, collective, or class capacity on behalf of others.

10.     Neither this Agreement nor anything contained in this Agreement shall be construed as an admission of any fact, issue, liability, or wrongdoing by either party hereto. The parties acknowledge that they have not executed this Agreement in reliance on any promise, representation, statement, warranty or agreement other than those set forth expressly herein.

11.     The parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Court of Chancery or other federal or state courts of the State of Delaware, in addition to any other remedy to which they are entitled at law or in equity. Furthermore, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery or other federal or state courts of the State of Delaware in the event any dispute arises out of this Agreement or the transaction contemplated by this Agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Court of Chancery or other federal or state courts of the State of Delaware, and each or the parties irrevocably waives the right to trial by jury, (d) agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief, and (e) irrevocably consents to service of process by a reputable overnight mail delivery service, signature requested, to the address of such parties’ principal place of business or as otherwise provided by applicable law. This Agreement shall be governed in all respects, including without limitation validity, interpretation and effect, by the laws of the State of Delaware applicable to contracts executed and to be performed wholly within such state without giving effect to the choice of law principles of such state.

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IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the date set forth above.

SELLER:

_________________

By:
Name:
Title:

ACQUIROR:

Internet Patents Corporation

By:
Name:
Title: